UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

135 Constitution Drive			94025
Menlo Park,	California
(Address of Principal Executive Offices)			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On September 28, 2026, Snowflake Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $2.0 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2029 (the “2029 Notes”) and $1.75 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “2031 Notes”, and together with the 2029 Notes, the “Notes”). Each series of Notes was issued pursuant to separate indentures, each dated October 1, 2026 (each an “Indenture” and together, the “Indentures”), between the Company and U.S. Bank Trust Company, National Association, as trustee. Pursuant to the purchase agreement between the Company and the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $300.0 million principal amount of the 2029 Notes and up to an additional $250.0 million principal amount of the 2031 Notes.
The Notes are general, senior unsecured obligations of the Company. The 2029 Notes will mature on October 15, 2029 and the 2031 Notes will mature on October 15, 2031, in each case unless earlier converted, redeemed, or repurchased. Neither the 2029 Notes nor the 2031 Notes will bear regular interest, and the principal amount of the Notes will not accrete. Holders may convert all or any portion of their 2029 Notes at their option at any time prior to the close of business on the business day immediately preceding July 15, 2029, and holders may convert all or any portion of their 2031 Notes at their option at any time prior to the close of business on the business day immediately preceding July 15, 2031, in each case only upon satisfaction of one or more of the following conditions: (1) during any fiscal quarter commencing after the fiscal quarter ending on January 31, 2027 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 150% of the conversion price for the relevant series of Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the 2029 Notes or the 2031 Notes, as applicable, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for such Notes on each such trading day; (3) if the Company calls the relevant series of Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called, in the case of an optional redemption (as defined below)) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after July 15, 2029, in the case of the 2029 Notes, and on or after July 15, 2031, in the case of the 2031 Notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the relevant series of Notes may convert all or any portion of their Notes of such series at any time, regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the applicable Indenture.

The conversion rate for the 2029 Notes will initially be 1.9985 shares of Common Stock per $1,000 principal amount of the 2029 Notes (equivalent to an initial conversion price of approximately $500.38 per share of Common Stock), and the conversion rate for the 2031 Notes will initially be 2.0662 shares of Common Stock per $1,000 principal amount of the 2031 Notes (equivalent to an initial conversion price of approximately $483.98 per share of Common Stock). The conversion rate for each series of Notes is subject to adjustment under certain circumstances in accordance with the terms of the applicable Indenture. In addition, following certain corporate events that occur prior to the maturity date of the relevant series of Notes or if the Company delivers a notice of redemption in respect of a series of Notes, the Company will, in certain circumstances, increase the conversion rate of the relevant series of Notes for a holder who elects to convert its Notes of the applicable series in connection with such a corporate event or convert its Notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the 2029 Notes prior to April 20, 2028, and the Company may not redeem the 2031 Notes prior to October 22, 2029, in each case, except in the event of a cleanup redemption as described below. The Company may redeem for cash all or any portion of the 2029 Notes (subject to the partial redemption limitation set forth in the Indenture governing the 2029 Notes), at the Company’s option, on a redemption date on or after April 20, 2028 and before the 21st scheduled trading day immediately prior to the applicable maturity date if the last reported sale price of the

Common Stock has been at least 150% of the conversion price then in effect for the 2029 Notes for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The Company may redeem for cash all or any portion of the 2031 notes (subject to the partial redemption limitation set forth in the Indenture governing the 2031 Notes), at its option, on a redemption date on or after October 22, 2029 and before the 21st scheduled trading day immediately prior to the applicable maturity date if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for the 2031 Notes for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption (any such redemption of the 2029 Notes or the 2031 Notes at the Company’s option, an “optional redemption”). In addition, subject to certain conditions described in the applicable Indenture, the Company may redeem for cash all, but not less than all, of the Notes of a series, at any time before the 21st scheduled trading day immediately prior to the applicable maturity date, if the aggregate principal amount of the Notes of such series outstanding at the time the Company sends the related notice of redemption is less than 10% of the aggregate principal amount of the Notes of such series issued in the Offering (including any additional Notes for such series issued pursuant to any exercise of the initial purchasers’ option to purchase additional Notes for such series) (each such redemption, a “cleanup redemption”). The redemption price for any optional redemption or cleanup redemption will be equal to 100% of the principal amount of the Notes of a series to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the applicable Indenture) prior to the maturity date of a series of Notes, then, subject to certain conditions and except as set forth in the applicable Indenture, holders of the relevant series of Notes may require the Company to repurchase for cash all or any portion of their Notes of such series at a fundamental change repurchase price equal to 100% of the principal amount of the relevant series of Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the relevant fundamental change repurchase date.

Each Indenture includes customary covenants and sets forth certain events of default after which the relevant series of Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which such Notes become automatically due and payable. The following events are considered “events of default” under each of the Indentures:

•default in any payment of special interest on any Note of such series when due and payable and the default continues for a period of 30 days;

•default in the payment of principal of any Note of such series when due and payable at its stated maturity, upon optional redemption, upon cleanup redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•failure by the Company to comply with its obligation to convert the Notes of such series in accordance with the relevant Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

•failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for five business days, or (ii) notice of certain specified corporate events, and such failure continues for one business day;

•failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•failure by the Company to comply with any of the other agreements in the relevant Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of such series of Notes then outstanding;

•default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $250,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 60 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of such series of Notes then outstanding in accordance with the Indenture; and

•certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur, 100% of the principal of, and accrued and unpaid special interest, if any, on, all of the then outstanding Notes of the relevant series shall automatically become due and payable. If an event of default with respect to a series of Notes, other than certain bankruptcy and insolvency-related events of default involving the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes of such series by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding Notes of such series to be due and payable. Notwithstanding the foregoing, each Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the relevant Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the relevant series of Notes.

Each Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of each Indenture (including the form of the 2029 Notes and the 2031 Notes) is attached hereto as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Proceeds

The net proceeds from the Offering were approximately $3.70 billion (or approximately $4.24 billion if the initial purchasers exercise their options to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and the estimated Offering expenses payable by the Company. The Company used the net proceeds from the Offering to pay the approximately $383.5 million cost of the capped call transactions described below and to pay the approximately $548.3 million cost of repurchasing a portion of the Company’s 0.00% convertible senior notes due 2027 notes (the “2027 Notes”) in privately negotiated transactions entered into concurrently with the pricing of the Notes in the Offering with or through one of the initial purchasers or its affiliate. The Company expects to use the remainder of the net proceeds from the Offering for general corporate purposes, which may include repurchases of its Common Stock from time to time under its existing or any future stock repurchase program or additional repurchases of the 2027 Notes or the Company’s existing 0.00% convertible senior notes due 2029 from time to time, as well as acquisitions or strategic investments in complementary businesses, technologies or other assets. If the initial purchasers exercise their option to purchase additional Notes of a series, the Company expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with respect to the relevant series of Notes as to which the option was exercised with the relevant option counterparties (as defined below) and the remainder for other general corporate purposes as described above.

Capped Call Transactions

On September 28, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions relating to each series of Notes with certain of the initial purchasers or affiliates thereof and other financial institutions (the “option counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions relating to each series of Notes are generally expected to reduce the potential dilution to the Common Stock upon any conversion of the relevant series of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes of such series, as the case may be, with such reduction and/or offset subject to a cap based on a cap price, which is initially equal to $820.30 per share (which represents a premium of 150% over the last reported sale price of the Common Stock on the New York Stock Exchange on September 28, 2026), and is subject to certain adjustments under the terms of the capped call transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated September 28, 2026 by and among the Company and the initial purchasers.

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, (i) a maximum of 7,009,480 shares of Common Stock may be issued upon conversion of the 2029 Notes based on the initial maximum conversion rate of 3.0476 shares of Common Stock per $1,000 principal amount of the 2029 Notes, which is subject to customary anti-dilution adjustment provisions, and (ii) a maximum of 6,095,200 shares of Common Stock may be issued upon conversion of the 2031 Notes based on the initial maximum conversion rate of 3.0476 shares of Common Stock per $1,000 principal amount of the 2031 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.

On September 28, 2026, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 29, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, the Offering and the Company’s expectations regarding the use of net proceeds from the Offering. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends and conditions, and those risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of October 1, 2026, by and between Snowflake Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note, representing Snowflake Inc.’s 0% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
4.3	Indenture, dated as of October 1, 2026, by and between Snowflake Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.4	Form of Global Note, representing Snowflake Inc.’s 0% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.3).
10.1	Form of Confirmation for Capped Call Transactions.
99.1	Press release entitled “Snowflake Announces Proposed Private Placement of $3.5 Billion of 0.00% Convertible Senior Notes,” dated September 28, 2026.
99.2	Press release entitled “Snowflake Prices Upsized Private Placement of $3.75 Billion of 0.00% Convertible Senior Notes” dated September 29, 2026.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNOWFLAKE INC.

Dated: October 2, 2026
	By:	/s/ Brian Robins
Brian Robins
Chief Financial Officer